                                                                    EXHIBIT 10.8


                                     LIBERTY
                                 PROPERTY TRUST

                      SECOND AMENDMENT TO LEASE AGREEMENT

         THIS SECOND AMENDMENT is made this 2nd day of March, 2000, by and between LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership ("Landlord"), and VERTICALNET, INC., a Pennsylvania corporation ("Tenant").

                                  BACKGROUND:

         A. Landlord and Tenant entered into a Lease Agreement dated April 21, 1999 (the "Lease Agreement"), as amended by First Amendment to Lease Agreement dated May 15, 1999 (the "First Amendment") (collectively, the "Lease"), covering premises at 700 Dresher Road, Horsham, Pennsylvania, as more fully described in the Lease.

         B. Tenant desires to increase the amount of space leased and Landlord has agreed to such increase pursuant to the terms of this Second Amendment. Accordingly, Landlord and Tenant desire to amend the Lease.

         NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and covenants contained herein and in the Lease, and intending to be legally bound hereby, agree that the Lease is amended as follows:

         1. All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         2. Section 1(a) defining "PREMISES" is amended by deleting the reference to "58,863" approximate rentable square feet and inserting "84,563" in its place. The Premises, including the 12,765 rentable square feet on the second floor of the Building (the "First Additional Space") and the 12,935 rentable square feet on the first floor of the Building (the "Second Additional Space") being leased pursuant to this Second Amendment, is shown on attached Exhibit "A-1". The First Additional Space and the Second Additional Space are hereafter referred to collectively as the "Additional Space".

3. (a) Base Building Improvements. Landlord shall
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construct and complete, at its sole cost and expense, improvements to the portion of the building appurtenant to the Additional Space consistent (and of no lesser scope or quality) with the Base Building Improvements performed by Landlord pursuant to the Lease (the "Additional Space Base BUILDING Improvements"), it being understood and agreed that the Additional Space Base Building Improvements shall not include additional electrical service to the Building which has already been upgraded by Landlord with respect to the Additional Space. Landlord shall perform the Additional Space Base Building Improvements in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and the Additional Space Base Building Improvements shall comply at the time of completion with all Laws and Requirements of the governmental authorities having jurisdiction which are applicable to such construction.

                  (b) Landlord's Work. Landlord shall, at its sole cost and expense, subject to reimbursement as set forth in subsection (f) below, construct and complete the (i) First Additional Space ("First Additional Space Landlord's Work") in accordance with the plans attached hereto as Exhibit "G-2" (herein called the "First Additional Space Plans") and specifications attached hereto as Exhibit "H-2" (herein called the "First Additional Space Specifications") and (ii) the Second Additional Space (the "Second Additional Space Landlord's Work") in accordance with the plans attached hereto as Exhibit "G-3" (herein called the "Second Additional Space Plans") and specifications attached hereto as Exhibit "H-3" (herein called the "Second Additional Space Specifications"). The First Additional Space Plans and Specifications and the Second Additional Space Plans and Specifications are hereinafter referred to collectively as the "Additional Space Plans and Specifications"). The First Additional Space Landlord's Work and the Second Additional Space Landlord's Work (collectively, the "Additional Space Landlord's Work") shall be performed in a good and workmanlike manner pursuant to duly authorized and issued permits and approvals and shall comply at the time of completion with all Laws and Requirements of the governmental authorities having jurisdiction which are applicable to such construction.

                  (c) Tenant Changes in Additional Space Plans and Specifications. Tenant shall have the right, from time to time, to make changes in the Additional Space Plans and Specifications and to the improvements shown thereon, provided, however, that Landlord shall have the right to withhold its approval of
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changes requested by Tenant which, in Landlord~s reasonable judgment, (i)
conflict with applicable provisions of law or any covenants or restrictions applicable to the Property, or (ii) would render the Premises materially more difficult to relet upon termination of the Lease, or (iii) require structural changes. Any such changes shall be confirmed by written change order signed by Landlord and Tenant as set forth in subsection (i) of the First Amendment, which shall confirm any delay caused by such changes. Any delay in substantial completion of the Additional Space Landlord's Work as a result of any such changes shall constitute a Tenant Delay (as hereinafter defined).

                  (d) Landlord Changes in Additional Space Plans and Specifications. Landlord shall have the right, from time to time, to make reasonable and non-material changes in the Additional Space Plans and Specifications, in each instance to the extent that the same shall be reasonably necessary:

                           (i) in connection with Landlord's construction of the
Additional Space, including without limitation, replacing then unavailable specified materials with materials of equivalent or better quality, provided, however, that Landlord shall make no changes to the finishes of the Additional Space or changes which would increase the Cost of the Construction (as hereinafter defined) or affect the operation of the Additional Space for the Use without the prior written consent of Tenant; and/or

                           (ii) in order to cause the Additional Space
Landlord's Work to comply with any applicable requirements of public authorities and/or requirements of insurance bodies.

Any changes made by Landlord pursuant to this subsection shall not increase the Cost of Construction nor deviate from the intended result of the Additional Space Plans and Specifications.

                  (e) Construction. Construction of the First Additional Space shall be performed by Landlord's general contractor, Shields Construction ("General Contractor"), shall be commenced promptly after the issuance of all state and local permits required therefor, and shall be substantially completed and ready for use and occupancy by Tenant within sixty (60) days after issuance of such permits. Landlord or General Contractor shall apply for such permits promptly after the date hereof and shall use diligent efforts to obtain same as soon as possible. Upon the vacation of the Second Additional Space by the tenant currently in occupancy of same whose lease expires on March 31,
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2000, Landlord or General Contractor shall promptly apply for required permits and shall use diligent efforts to obtain same as soon as possible. Thereafter, construction of the Second Additional Space by the General Contractor shall promptly commence. The Second Additional Space shall be substantially completed and ready for use and occupancy by Tenant within sixty (60) days thereafter. The time for substantial completion of each portion of the Additional Space shall be extended for additional periods of time equal to the time actually lost by Landlord or Landlord's contractors, subcontractors or suppliers due to Change Orders, Tenant Delays (as defined in the First Amendment), strikes or other labor troubles, governmental restrictions and limitations, scarcity, unavailability or delays in obtaining fuel, labor or materials, war or other national emergency, accidents, floods, defective materials, fire damage or other casualties, adverse weather conditions, or any cause similar or dissimilar to the foregoing beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers (collectively "Excusable Delays"), provided that in each instance Landlord shall have notified Tenant promptly upon learning of such occurrence or the reasonable likelihood thereof and the length of the anticipated delay.

                  (f) Cost of Construction. As used herein, the term "Cost of Construction" shall mean and refer to the following costs, expenses and fees incurred by or on behalf of Landlord in connection with the Additional Space Landlord's Work: (i) architectural, engineering and design costs, (ii) the cost charged to Landlord by Landlord's general contractor and all subcontractors for performing such construction, and (iii) the actual cost to Landlord of performing directly any portion of such construction.

                           When the First Additional Space Landlord's Work has
been substantially completed, the Cost of Construction for the First Additional Space will be totaled. If such total (the "First Additional Space Total") exceeds ("First Additional Space Excess Cost") an allowance of $451,025 (the "Allowance"), consisting of $10.00 per rentable square foot for the First Additional Space (the "First Additional Space Allowance") plus $25.00 per rentable square foot for the Second Additional Space (the "Second Additional Space Allowance"), the amount of the First Additional Space Excess Cost shall be due and payable by Tenant to Landlord within thirty (30) days after Tenant's receipt of Landlord's computation of the First Additional Space Total, together with reasonable supporting backup documentation, and a bill for the First Additional Space Excess Cost. Such payment shall be due as additional rent hereunder.

                           If the First Additional Space Total is less than the
Allowance (a "First Additional Space Cost Decrease"), the amount of the First Additional Space Cost Decrease shall be credited against Tenant's obligation to pay for the Cost of Construction of the Second Additional Space as set forth in the next paragraph.

                           When the Second Additional Space Landlord's Work has
been substantially completed, the Cost of Construction for the Second Additional Space will be totaled (the "Second Additional Space Total"). If the Second Additional Space Total exceeds the First Additional Space Cost Decrease, if any (the "Second Additional Space Excess Cost"), the amount of the Second Additional Space Excess Cost shall be due and payable by Tenant to Landlord within thirty
(30) days after Tenant's receipt of Landlord's computation of the Second Additional Space Total, together with reasonable supporting backup documentation, and a bill for the Second Additional Space Excess Cost. Such payment shall be due as Additional Rent hereunder.

                           If the First Additional Space Total and the Second
Additional Space Total are less than the Allowance (the "Overall Cost Decrease"), the amount of the Overall Cost Decrease shall be credited against Minimum Rent next coming due under the Lease.

                  (g) Acceptance of Additional Space. Landlord represents to Tenant that the Property is zoned BC (Business Campus District). Tenant has been given the opportunity to examine Township's Zoning Code, and has satisfied itself that such Code will permit the use of the Property for the conducting of Tenant's business thereon. Tenant's acceptance of occupancy of each portion of the Additional Space shall, subject to such obligations as are assumed by Landlord hereunder, and subject to Landlord's warranty obligations as described in Section 63 of the Lease Agreement, constitute Tenant's acceptance of the work which Landlord is required to perform with respect thereto pursuant to subparagraph 3(b) of this Second Amendment, and any schedule or exhibit in this Lease, excepting only items listed on the Punch List (as hereinafter defined). Tenant and its agents shall have the right, at Tenant's own risk, expense, and responsibility, at all reasonable times prior to the Commencement Date, upon reasonable prior notice to Landlord, to enter the Additional Space for the purpose of taking measurements and installing its furnishings and equipment;
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provided that tenant does not interfere with or delay the work to be performed by landlord and tenant uses contractors and workers compatible with the contractors and workers engaged by landlord.

                           At or immediately prior to the time Tenant takes
occupancy of each of the First Additional Space and the Second Additional Space, a representative of Landlord and a representative of Tenant will perform a walk-through inspection of such portion of the Additional Space and will prepare a punch list, if one is required, of any items remaining to be completed, furnished, repaired, or replaced ("Punch List"). Such Punch List will be signed by a representative of Landlord and a representative of Tenant. Landlord agrees to cause all items listed on such Punch List to be performed within thirty (30) days or such longer period as shall be reasonably required in order to complete such items with reasonable diligence.

                  (h) Term. The Term of this Lease with respect to the First Additional Space shall commence on the date (the "First Additional Space Commencement Date") which is the earlier of (i) the date of substantial completion (as defined in the First Amendment) of the improvements to be constructed by Landlord to the First Additional Space under subparagraph (b), or
(ii) the date Tenant first uses the First Additional Space for the conduct of Tenant's business. The Term of this Lease with respect to the Second Additional Space shall commence on the date (the "Second Additional Space Commencement Date") which is the earlier of (i) the date of substantial completion (as defined in the First Amendment) of the improvements to be constructed by Landlord to the Second Additional Space under subparagraph (b), or (ii) the date Tenant first uses the Second Additional Space for the conduct of Tenant's business. The Term shall end on the Expiration Date, without the necessity for notice from either party, unless extended pursuant to the terms of this Lease, or sooner terminated in accordance with the terms hereof. Landlord shall confirm the First Additional Space Commencement Date (as hereinafter defined) and the Second Additional Space Commencement Date (as hereinafter defined) by executing and delivering to Tenant an Additional Space Commencement Certificate in the form attached as Exhibit "B-1". In the event Tenant disagrees with the date(s) set forth in the Additional Space Commencement Certificate(s), Tenant shall notify Landlord in writing of its objection thereto, setting forth the basis for Tenant's objection. If no written objection to the Additional Space Commencement Certificate(s) is received by Landlord within 10 days after Tenant's receipt of the
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Additional Space commencement Certificate(s), the date(s) set forth in the
Additional Space Commencement Certificate(s) shall be conclusively deemed to be accurate.

                           If and to the extent that the date of substantial
completion of the First Additional Space or the Second Additional Space is delayed as a result of a Tenant Delay (as defined in the First Amendment), the First Additional Space Commencement Date and/or the Second Additional Space Commencement Date, as the case may be, with respect to such portion of the Additional Space (for all purposes other than Tenant's right to occupy same) and Tenant's obligation to pay rent for such portion of the Additional Space, shall commence as of the date such portion of the Additional Space would have been substantially complete but for such Tenant Delays.

                  (i) Notwithstanding anything to the contrary contained in this lease:

                           (i) in the event Landlord's Work for the First
Additional Space has not been substantially completed (as such term is defined in the First Amendment) on or before the date which is one hundred twenty (120) days after issuance of all state and local permits required therefor, as such date shall be extended for Excusable Delays (as defined in subparagraph (e) of this paragraph 3), Tenant shall receive a credit of one (1) day's minimum rent with respect to the First Additional Space for each day thereafter until Landlord's Work for the First Additional Space has been substantially completed.
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                           (ii) in the event Landlord's Work for the Second
Additional Space has not been substantially completed (as such term is defined in the First Amendment) on or before the date which is one hundred twenty (120) days after issuance of all state and local permits required therefor and the vacation of the Second Additional Space by the tenant currently in occupancy of same, as such date shall be extended for Excusable Delays (as defined in subparagraph (e) of this paragraph 3), Tenant shall receive a credit of one (l) day's minimum rent with respect to the Second Additional Space for each day thereafter until Landlord's Work for the Second Additional Space has been substantially completed.

         4. Section 32 of the Lease is hereby deleted in its entirety.

         5. Effective on the First Additional Space Commencement Date, Minimum Annual Rent set forth in subsection l(d)(i) of the Lease shall be increased by the following amounts:

 Lease Year                                 Annual                             Monthly
 ---------                                  ------                             -------
 First Additional
 Space Commencement
 Date to 7/31/00                            $152,797.05                        $12,733.09
 8/1/00-7/31/01                             $157,264.80                        $13,105.40
 8/1/01-7/31/02                             $161,732.55                        $13,477.71
 8/1/02-7/31/03                             $166,200.30                        $13,850.03
 8/1/03-7/31/04                             $170,668.05                        $14,222.34
 8/1/04-7/31/05                             $175,135.80                        $14,594.65
 8/1/05-7/31/06                             $179,603.55                        $14,966.96
 8/1/06-7/31/07                             $184,071.30                        $15,339.28
 8/1/07-7/31/08                             $188,539.05                        $15,711.59
 8/1/08-7/31/09                             $193,006.80                        $16,083.90

         The Minimum Annual Rent for the First Additional Space includes a component of $1.69 for the amortization of the First Additional Space Allowance over the remaining Term of the Lease at an interest rate of 10.5%, with an assumed First Additional Space Commencement Date of April 1, 2000. If the First Additional Space Commencement Date is before or after April 1, 2000, the amortization component of the Minimum Annual Rent for the First Additional Space shall be recalculated to reflect the change in the amortization period and the parties shall execute an amendment to the Lease adjusting the Schedule of Minimum Annual Rent set forth above.

         6. Effective on the Second Additional Space Commencement Date, Minimum Annual Rent set forth in subsection l(d)(i) of the Lease shall be increased by the following amounts:

 Lease Year                                 Annual                             Monthly
 ----------                                 ------                             -------
 Second Additional
 Space Commencement to
 7/31/00                                    $187,428.15                        $15,619.01
 8/1/00-7/31/01                             $191,955.40                        $15,996.28
 8/1/01-7/31/02                             $196,482.65                        $16,373.55
 8/1/02-7/31/03                             $201,009.90                        $16,750.83
 8/1/03-7/31/04                             $205,537.15                        $17,128.10
 8/1/04-7/31/05                             $210,064.40                        $17,505.37
 8/1/05-7/31/06                             $214,591.65                        $17,882.64
 8/1/06-7/31/07                             $219,118.90                        $18,259.91
 8/1/07-7/31/08                             $223,646.15                        $18,637.18
 8/1/08-7/31/09                             $228,173.40                        $19,014.45

                  The Minimum Annual Rent for the Second Additional Space includes a component of $4.21 for the amortization of the Second Additional Space Allowance over the remaining Term of the Lease at an interest rate of 10.5%, with an assumed Second Additional Space Commencement Date of April 1, 2000. If the Second Additional Space Commencement Date is before or after April 1, 2000, the amortization component of the Minimum Annual Rent for the Second Additional Space shall be recalculated to reflect the change in the amortization period and the parties shall execute an amendment to the Lease adjusting the Schedule of Minimum Annual Rent set forth above.

         7. Effective on the First Additional Space Commencement Date and the Second Additional Space Commencement Date, Estimated Annual Operating Expenses set forth in subsection l(d)(ii) of the Lease shall be increased by multiplying the square foot area of the First Additional Space and the Second Additional Space, as applicable, by the per square foot amount of Annual Operating Expenses than being paid by Tenant with respect to the balance of the Premises and the monthly installment of Estimated Annual Operating Expenses shall be increased accordingly.

         8. Effective on the First Additional Space Commencement Date, Tenant's Proportionate Share set forth in subsection l(e) of the Lease shall be increased to 65.12%. Effective on the Second Additional Space Commencement Date, Tenant's Proportionate Share set forth in subsection l(e) of the Lease shall be increased to 76.88%.

         9. (a) On or before the Second Additional Space Commencement Date, Tenant shall pay to Landlord as an additional Security Deposit the sum of $286,263.18 (the "Additional Security Deposit"). The Additional Security Deposit shall be paid by Tenant to Landlord in cash. Landlord shall deposit same at Progress Bank, Blue Bell, Pennsylvania ("Bank") and, with the proceeds thereof, shall purchase, in Landlord's name, five (5) certificates of deposit, each in the amount of $57,252.64, at Bank's prevailing interest rates, maturing, respectively, at the end of the second, third, fourth, fifth and sixth lease years after the Second Additional Space Commencement Date.

                  (b) Upon the maturity of each Certificate of Deposit, Landlord shall present same for payment. Provided that at the time of maturity of any Certificate of Deposit, Tenant is not in default under this lease after the expiration of any applicable notice and/or cure period, the principal and interest received by Landlord upon the maturity of such Certificate of Deposit shall be paid to Tenant. Interest accrued on each Certificate of Deposit shall be includable in Tenant's income and not in Landlord's income unless such interest is actually paid to Landlord and not paid over to Tenant.

                  (c) Notwithstanding the foregoing, upon the maturity of the last maturing Certificate of Deposit, Landlord shall retain, as a cash Additional Security Deposit for the balance of the Term, an amount equal to 110% of the sum of (i) one (1) month's rent, calculated at the average monthly rent for the Additional Space for the last four (4) years of the Term), plus (ii) the then monthly installment of Estimated Annual Operating Expenses being paid by Tenant with respect to the Additional Space. The cash Additional Security Deposit shall be held by Landlord in an interest-bearing account at a federally-insured institution for the balance of the Term, such interest to be paid to Tenant annually provided Tenant is not then in default under this lease after the expiration of any applicable notice and/or cure period. Except as otherwise set forth in this paragraph 9, the cash Additional Security Deposit shall be held by Landlord in accordance with the provisions of Section 28 of this lease. Interest accrued on the cash Additional Security

Deposit shall be included in Tenant's income and not in Landlord's income unless same is actually paid to Landlord and not paid over to Tenant.

                  (d) Upon the occurrence of any default by Tenant under this lease which remains uncured after the expiration of any applicable notice and/or cure period, Landlord shall have the right, pursuant to Section 28 of this lease, to liquidate each Certificate of Deposit, whether prior to, at or after maturity, and apply same in accordance with the provisions of Section 28 of this lease."

         l0. Landlord shall, as an operating expense of the Building, install and maintain a monument sign at the entrance of the Property identifying Tenant as the major tenant of the Building.

         11. Landlord acknowledges that Tenant has not been satisfied with the operation of the toilets in the restrooms in the portion of the Premises currently occupied by Tenant (the "Existing Premises"). Horsham Township ("Township") has required toilets utilizing no more than 1.6 gallons per flush. Landlord has heretofore replaced the toilets in the Existing Premises with those meeting Township specifications (the "New Toilets"). Landlord has recently replaced some of the New Toilets in the Existing Premises with Kohler Well Worth Toilets Model #K3458. Landlord believes that the problems with respect to the toilets in the Existing Premises have been resolved, but Landlord will continue to monitor and address, at Landlord's expense, any problems in connection with the toilets in the Existing Premises in order to assure that such toilets are operating in a satisfactory manner consistent with like facilities in other first-class office buildings in the suburban Philadelphia area and, if necessary, will consider replacement of the remaining New Toilets in the Existing Premises with Kohler Well Worth Toilets Model #K3458. Landlord will monitor and address, at Landlord's expense, any problems with respect to the toilets in the Additional Space in order to assure that such toilets are operating in a satisfactory manner consistent with like facilities in other first-class office buildings in the suburban Philadelphia area and, if necessary, will consider replacement of such toilets in the Additional Space with Kohler Well Worth Toilets Model #K3458. Tenant acknowledges that there are additional toilet facilities in the Common Areas of the Building for use by Tenant and other tenants of the Building.

         12. Section 29 of the Lease is hereby ratified and reaffirmed as follows:

         "29. PA Additional Remedies.


                  (a) When this lease and the Term or any extension thereof shall have been terminated on account of any default by Tenant, which remains uncured after the expiration of any applicable notice and/or cure period, or when the Term or any extension thereof shall have expired, Tenant hereby authorizes any attorney of any court of record of the Commonwealth of Pennsylvania to appear for Tenant and for anyone claiming by, through or under Tenant and to confess judgment against all such parties, and in favor of Landlord, in ejectment and for the recovery of possession of the Premises, for which this lease or a true and correct copy hereof shall be good and sufficient warrant. AFTER THE ENTRY OF ANY SUCH JUDGMENT A WRIT OF POSSESSION MAY BE ISSUED THEREON WITHOUT FURTHER NOTICE TO TENANT AND WITHOUT A HEARING. If for any reason after such action shall have been commenced it shall be determined and possession of the Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default(s) or upon the termination of this lease or Tenant's right of possession as herein set forth, to again confess judgment as herein provided, for which this lease or a true and correct copy hereof shall be good and sufficient warrant.


                  (b) The warrant to confess judgment set forth above shall continue in full force and effect and be unaffected by amendments to this lease or other agreements between Landlord and Tenant even if any such amendments or other agreements increase Tenant's obligations or expand the size of the Premises. Tenant waives any procedural errors in connection with the entry of any such judgment or in the issuance of any one or more writs of possession or execution or garnishment thereon.


                  (c) EXCEPT AS OTHERWISE SET FORTH IN THIS LEASE, TENANT KNOWINGLY AND EXPRESSLY WAIVES ANY RIGHT, INCLUDING, WITHOUT LIMITATION, UNDER ANY APPLICABLE STATUTE, WHICH TENANT MAY HAVE TO RECEIVE A NOTICE TO QUIT PRIOR TO LANDLORD COMMENCING AN ACTION FOR REPOSSESSION OF THE PREMISES.

                                                          Initials on BEHALF
                                                          of Tenant: [illegible]
                                                                     -----------
13. Tenant acknowledges and agrees that the Lease is in full force and effect and tenant has no claims or offsets against rent due or to become due hereunder.

         14. Except as expressly modified herein, the terms and conditions of the Lease shall remain unchanged and in full force and effect.

         15. This Second Amendment shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the day and year first above written.

                                           LANDLORD:

                                           LIBERTY PROPERTY LIMITED PARTNERSHIP

                                           By: Liberty Property Trust, Sole
                                               General Partner
                                           By: /s/ Ward J. Fitzgerald
                                               Name: Ward J. Fitzgerald
                                               Title: Senior Vice President

                                           TENANT:
                                           VERTICALNET, INC.

                                           By: /s/ Bruce Blair
                                              -----------------------
                                               Name: Bruce Blair

                                               Title: CIO